UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 26, 2015

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia 31030	31030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported:

•
On August 7, 2014, the registrant (then named “Hennessy Capital Acquisition Corp.) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the staff of Nasdaq (the “Nasdaq Staff”) did not believe that the registrant was in compliance with Listing Rule 5550(a)(3) (the “Minimum Holders Rule”), which requires the registrant to have at least 300 public holders for continued listing on The Nasdaq Capital Market (the “Capital Market”).

•
On September 22, 2014, the registrant submitted a plan to Nasdaq to regain compliance with the Minimum Holders Rule and ensure compliance with Nasdaq’s initial listing requirements at the closing of the registrant’s business combination.

•	On September 30, 2014, the Nasdaq Staff granted the registrant an extension until February 3, 2015 to demonstrate compliance with the Minimum Holders Rule.

•
On February 4, 2015, the registrant received a letter from the Nasdaq Staff stating that the registrant had failed to comply with the Minimum Holders Rule by February 3, 2015, and that, accordingly, the Nasdaq Staff was required to initiate procedures to delist the registrant’s securities from Nasdaq, unless the registrant appealed such determination on or before February 11, 2015. The registrant promptly appealed the Nasdaq Staff’s delisting determination.

•	The appeal was heard by a Nasdaq Hearings Panel (the “Panel”) on March 19, 2015.

•
The business combination with School Bus Holdings closed on February 24, 2015. In connection with the business combination, the registrant filed an application for initial listing of the combined entity on Nasdaq. However, Nasdaq Listing Rule 5450(a)(2) (the “400 Holder Rule”) requires an issuer to report a minimum of 400 round lot holders of its securities to qualify for listing on either the Capital or the Global Market. Therefore, the registrant was then required to demonstrate compliance with the 400 Holder Rule.

•
After the above-mentioned hearing, the Panel notified the registrant that it had determined to grant the registrant’s request for continued listing, provided that (i) the Nasdaq Staff confirms by April 20, 2015 that the registrant satisfies all listing standards for initial listing on the Global Market other than the 400 Holder Rule and (ii) the registrant satisfies the 400 Holder Rule by August 3, 2015. On April 14, 2015, the registrant was notified by the Nasdaq Staff that it satisfied all listing standards for initial listing on the Global Market other than the 400 Holder Rule.

•
Based on independent third party reports on the number of round lot shareholders, the registrant determined that as of May 5, 2015, the registrant met the 400 Holder Rule with respect to its common stock.

•
On May 15, 2015, Nasdaq Staff informed a representative of the registrant telephonically that the registrant must also evidence a minimum of 400 round lot holders of its warrants, in accordance with Nasdaq Listing Rule 5410(d), in order for its warrants to continue to be listed on either the Nasdaq Capital Market or the Global Market.

On May 26, 2015, the Nasdaq Staff notified the registrant that its common stock now satisfies all requirements for initial listing on the Nasdaq Global Market, including the 400 Holder Rule. This determination resolves the pending Nasdaq proceedings relating to the round lot holders of the registrant’s common stock. Trading of the registrant’s common stock on the Nasdaq Global Market is expected to commence on June 2, 2015.

The registrant was notified on May 26, 2015 that Nasdaq will delist the registrant’s warrants from the Nasdaq Capital Market, effective with the open of business on June 2, 2015. Each of these warrants represents the right to purchase one-half of one share of common stock at a price of $5.75, subject to adjustment. At present, there are 11,500,000 warrants outstanding providing for the purchase of a total of 5,750,000 shares of common stock. Nasdaq’s determination is the result of their being an insufficient number of round lot holders of such warrants to meet the listing requirements for either the Capital or Global market tiers. It is expected that the warrants will be quoted over-the-counter ("OTC") upon delisting from Nasdaq and, to that end, the Company has filed an application for trading of the warrants on the OTCQB, a marketplace for the trading of over-the-counter securities, which is operated by OTC Markets. The registrant expects the warrants to begin trading OTC effective with the open of business on June 2, 2015.

 (d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 1, 2015 regarding Nasdaq matters.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By: /s/Paul Yousif
    Name: Paul Yousif
Title: Vice President
Dated: June 1, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 1, 2015, regarding Nasdaq matters